Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67422) pertaining to the Discovery Laboratories, Inc. Amended and Restated 1998 Stock Incentive Plan and in the Registration Statements (Form S-3 No. 333-35206, Form S-3 No. 333-86105, Form S-3 No. 333-72614, and Form S-3 No.
333-82596) pertaining to the registration of shares of common stock of our report dated March 15, 2002, with respect to the consolidated financial statements of Discovery Laboratories, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

                                                   /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 15, 2002